UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
August 1, 2013
Date of Report (Date of earliest event reported):

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 1, 2013 Intuit Inc. (the "Company") completed the sale of its Financial Services business to the private equity firm Thoma Bravo. The cash transaction is valued at approximately $1.025 billion.
ITEM 7.01 REGULATION FD DISCLOSURE

On August 1, 2013, the Company issued a press release announcing the closing of the Financial Services transaction. A copy of the press release is filed as Exhibit 99.01 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information

An unaudited pro forma condensed consolidated balance sheet for the Company as of April 30, 2013 and unaudited pro forma condensed consolidated statements of operations for the nine months ended April 30, 2013 and April 30, 2012 and for the fiscal years ended July 31, 2012, 2011 and 2010, each of which give effect to the disposition described in Item 2.01, are attached hereto as Exhibit 99.02 and are incorporated by reference in this Item 9.01. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if the sale of the business described in Item 2.01 had been completed as of such dates.

(d) Exhibits

Exhibit Number	Description
99.01	Press release dated August 1, 2013 and titled "Intuit Closes Financial Services Transaction; Updates Fourth-Quarter and Full-Year Guidance"*
99.02
Unaudited Pro Forma Condensed Consolidated Financial Information of Intuit Inc. as of April 30, 2013, for the nine months ended April 30, 2013 and April 30, 2012, and for the fiscal years ended July 31, 2012, 2011 and 2010*

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUIT INC.

Date: August 2, 2013	By:	/s/ R. Neil Williams
R. Neil Williams
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.01	Press release dated August 1, 2013 and titled "Intuit Closes Financial Services Transaction; Updates Fourth-Quarter and Full-Year Guidance"*
99.02
Unaudited Pro Forma Condensed Consolidated Financial Information of Intuit Inc. as of April 30, 2013, for the nine months ended April 30, 2013 and April 30, 2012, and for the fiscal years ended July 31, 2012, 2011 and 2010*

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.